UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 in this Form 8-K regarding the Notes (as defined in Item 2.03) is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

$250,000 Promissory Note

On June 17, 2021 (the “$250K Issue Date”), the Company executed an Optional Convertible Promissory Note (the “$250K Note”) with an investor who loaned to the Company $250,000 (the “$250K Loan”).

The $250K Note bears interest at the rate of 2% per annum, and shall be payable, along with the principal, on the earlier of March 31, 2022 or the date in which the $250K Note is converted into common stock in accordance with its terms.

All of the outstanding principal and accrued interest shall, at the option of the holder upon five day’s prior written notice to the Company, convert into that number of shares of the common stock of the Company, based upon a conversion price equal to $.30 per share.

The Company intends to use the net proceeds from the $250K Loan for its general working capital.

The $250K Note contains customary events of default. Additionally, there is a default penalty fee of $50,000, which will be paid in addition to the amounts due under the $250K Note.

$50,000 Promissory Note

On June 22, 2021, the Company executed a Convertible Promissory Note (the “$50K Note” and, with the $250K Note, the “Notes”) with an investor who loaned to the Company $50,000 (the “$50K Loan”).

The $50K Note bears interest at the rate of 10% per annum, and shall be payable, along with the principal, on June 22, 2022 or the date in which the $50K Note is converted into common stock in accordance with its terms.

All of the outstanding principal and accrued interest shall convert into that number of shares of “new round stock” of the Company upon the consummation of the next equity round of financing of the Company that raises $2.0 million or more in gross proceeds, based upon a conversion price equal to $.30 per share. In addition, all of the outstanding principal and accrued interest shall, at the option of the holder upon five day’s prior written notice to the Company, convert into that number of shares of the common stock of the Company, based upon a conversion price equal to $.30 per share.

The Company intends to use the net proceeds from the $50K Loan for its general working capital.

The $50K Note contains customary events of default.

The foregoing is a brief description of the terms of the $50K Note and the $250K Note and is qualified in its entirety by reference to the full text of the $50K Note and the $250K Note, the forms of which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	$50K Convertible Promissory Note
10.2	$250K Optional Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2021

OMNIA WELLNESS INC.

	By:	/s/ Steve Howe
	Name:	Steve Howe
	Title:	Executive Chairman